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                            STOCK ISSUANCE AGREEMENT


     This Agreement is made as of March 16, 1998, between PixTech, Inc., a Delaware corporation ("PixTech") having offices at 3350 Scott Boulevard, Building 37, Santa Clara, California 94505, and Standard Energy Company, an Ohio corporation ("Standard Energy") having offices at 1105 Schrock Road, Suite 602, Columbus, Ohio 43229, in conjunction with that certain License Agreement between PixTech and Coloray Display Corporation of even date herewith (the "License Agreement"), under which PixTech has agreed to issue certain stock to Standard Energy hereunder, on behalf of Coloray, in consideration for the license and rights granted to PixTech under the License Agreement.


     1.  Issuance of Stock.  Subject to the terms and conditions of Section 3 of
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the License Agreement, PixTech hereby agrees to issue to Standard Energy and
Standard Energy agrees to accept an aggregate of [      ]* shares of PixTech's
Common Stock (the "Shares") in consideration for the license and rights granted under the License Agreement.


     2.  Delivery.  PixTech will use all reasonable efforts to issue and deliver
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to Standard Energy a duly executed certificate evidencing 14,000 of the Shares in the name of Standard Energy as soon as possible, but in no event more than thirty (30) days, after receipt of both the executed License Agreement and the
executed copy of this Agreement.  The remaining [     ]* shares shall be
delivered to Standard Energy if and when directed by PixTech as contemplated by
Section 3 of the License Agreement.


     3.  Representation and Warranties of PixTech.  PixTech hereby represents
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and warrants to Standard Energy as follows:


          3.1  Organization, Good Standing and Qualification.  PixTech is a
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corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware. PixTech has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement and sell the Shares and to carry out the provisions of this Agreement.


          3.2  Stock.  All issued and outstanding shares of PixTech's capital
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stock (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under the state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.



* Confidential information omitted and filed with the Commission.

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     4.   Investment Representations.
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          4.1  In connection with the purchase of Shares, Standard Energy represents to PixTech the following:

               4.1.1 Standard Energy has been given information regarding PixTech's business affairs and financial condition and has requested, received, reviewed and considered sufficient information about PixTech to reach an informed and knowledgeable decision to acquire the securities. Standard Energy is acquiring these securities for investment for its own account only and not with a view to, or for resale in connection with any "distribution" thereof within the meaning of the Securities Act of 1933 (the "Securities Act").


               4.1.2 Standard Energy understands that the securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Standard Energy's investment intent as expressed herein. In this connection Standard Energy understands that in view of the Securities and Exchange Commission ("Commission"), the statutory basis for such exemption may not be present if Standard Energy's representation meant that its present intention was to hold these securities for a minimum capital gains period under the tax statutes, for a deferred sale for a market rise, for a sale if the market does not rise, or for a year or any other fixed period in the future.


               4.1.3 Standard Energy further acknowledges and understands that the securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Standard Energy further acknowledges and understands that Standard Energy is under no obligation to register the securities, except as provided in Section 5 hereof. Standard Energy understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of the counsel for PixTech.

               4.1.4 Standard Energy is aware of the adoption of Rule 144 by the Commission, promulgated under the Securities Act, which permits limited public resale of the securities acquired in a non-public offering subject to the satisfaction of certain conditions.


               4.1.5 Standard Energy further acknowledges that in the event all of the requirements of Rule 144 are not met, compliance with Regulation A or some other registration exemption will be required, and that although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and that such persons and the brokers who participate in the transaction do so at their own risk.

               4.1.6 Standard Energy qualifies as an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act.

          4.2 Standard Energy agrees in connection with PixTech's initial public offering of PixTech's securities (i) not to sell, make short sales of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of PixTech held by Standard Energy (other than those shares included in the registration) without the prior written consent of PixTech of the underwriters managing such initial underwritten public offering of PixTech's securities during the one hundred eighty
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(180) day period (or such longer or shorter period or periods as shall be required by the underwriters) following the date of the final prospectus for PixTech's initial public offering and (ii) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering.


     5.  Registration Rights.  PixTech agrees to afford Standard Energy
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piggyback registration rights with respect the Shares, subject to customary reasonable restrictions imposed from time to time by PixTech's underwriters. Standard Energy's registration rights pursuant to this Section 5 are exclusive to Standard Energy, are not transferable, and shall expire on the date that Standard Energy is eligible to sell the Shares pursuant to Rule 144(d) under the Securities Act.


     6.  Legends.  The share certificate evidencing the Shares issued hereunder
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shall be endorsed with the following or any other similar legend required by
Delaware or any other applicable federal or state securities laws:


     "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR, IF REQUESTED BY PIXTECH, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO PIXTECH AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT."


     7.  Adjustment for Stock Split.  All references to the number of Shares and
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the purchase price of the Shares in this Agreement shall be appropriately adjusted to reflect any stock split, stock dividend, or other change in the Shares which may be made by PixTech after the date of this Agreement.


     8.   General Provisions.
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          8.1  This Agreement shall be governed by the internal laws of the
State of Delaware. This Agreement represents the entire agreement between the parties with respect to the acquisition of the Common Stock by Standard Energy, may only be modified or amended in writing signed by both parties, and satisfies all of PixTech's obligations to Standard Energy with regard to the issuance or sale of securities.


          8.2 Any notice, demand, or request required or permitted to be given by either PixTech or Standard Energy pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, First Class with postage prepaid and addressed to the parties at the addresses of the parties set forth at the beginning of this Agreement or such other address as a party may request be notifying the other in writing.


          8.3 The rights and benefits of PixTech under this Agreement shall be transferable to any one or more persons entities, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by PixTech's successors and assigns. The rights and obligations of Standard Energy under this Agreement may only be assigned with the prior written consent of PixTech.


          8.4 Either party's failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, not prevent the party
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thereafter from enforcing each and every other provision of this Agreement.  The rights granted bother parties herein are cumulative and shall not constitute a waiver of either party's rights to assert all other legal remedies available to it under the circumstances.

          8.5 Standard Energy agrees upon request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.



     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

PIXTECH, INC.                           STANDARD ENERGY COMPANY



By:  /s/  Yves Morel                    By:  /s/  Gerald S. Jacobs
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Name:  Yves Morel                       Name:  Gerald S. Jacobs

Title:  Chief Financial Officer         Title: President